News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Senior Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Announces Results
for Second Quarter 2012

MOULTRIE, GEORGIA, July 24, 2012 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the second quarter ended June 30, 2012.

Second Quarter Highlights

•	Net income was $305 thousand in the 2012 second quarter or $0.12 per diluted share. The second quarter decline in net income was primarily due to a large pension contribution. Excluding the $850 thousand quarter-to-date pension contribution, net income would have been $866 thousand for the second quarter 2012.
•	For the six months ended June 30, 2012, net income was $876 thousand, or $0.34 per diluted share, compared with $966 thousand for the same period last year, or $0.38 per diluted share.
•	Net interest margin grew to 4.24% for the second quarter of 2012 and 4.17% for the first six months of 2012, up 3 and 16 basis points, respectively, compared with the prior year. Strengthened net interest margin was mainly attributed to continued loan growth.
•	Noninterest income expanded primarily as the result of a $150 thousand quarterly increase in gains from the sale of securities.

DeWitt Drew, President and CEO commented, “Earnings were impacted by the $850 thousand contribution to the Company’s frozen pension plan during the second quarter. While the plan has earned an average of over 6.3% for the past three years, the discount rate used in funding calculations continues to drop dramatically causing large increases in future plan liabilities. It will require higher interest rates to reverse this trend. In the meantime, we are committed to making sufficient contributions to keep the plan adequately funded until the discount rate rises and plan liabilities decrease.”

Balance Sheet Trends and Asset Quality

•	Total assets at June 30, 2012 were $315.5 million, up $14.1 million from June 30, 2011.
•	Total loans increased $17.7 million, or 10.0%, to $194.3 million when compared with the same period last year. The growth in loans was funded by decreases in the investment securities portfolio.
•	Total deposits grew $16.2 million year-over-year to $259.3 million at June 30, 2012.
•	Nonperforming assets increased to 1.69% of total assets compared with 1.15% at the end of the second quarter 2011. The increase was due to one large loan placed on nonaccrual during the quarter. The collateral securing the loan has been placed under contract for sale and closing is scheduled in August.
•	Shareholders’ equity grew to $28.9 million as of June 30, 2012, up from $27.9 million at June 30, 2011.

Mr. Drew added, “We remain steadfast in our commitment to increasing our presence in growing communities. Our growth in deposits and loans is a direct reflection of our growing presence in Valdosta. This market has grown rapidly over the last decade and is a central part of our growth and diversification strategy.”

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Dividends

In June 2012, the Corporation paid a second quarter cash dividend of $0.04 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 84 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $315 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Company’s actual results to differ materially from such statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	June 30,	December 31,	June 30,
	2012	2011	2011
ASSETS
Cash and due from banks	$6,643	$6,552	$5,605
Interest-bearing deposits in banks	19,366	14,498	6,479
Certificates of deposit in other banks	980	980	0
Investment securities available for sale	14,243	28,641	44,665
Investment securities held to maturity	57,778	52,339	45,619
Federal Home Loan Bank stock, at cost	1,594	1,787	2,088
Loans, less unearned income and discount	194,339	181,302	176,667
Allowance for loan losses	(2,910)	(3,100)	(2,911)
Net loans	191,429	178,202	173,756
Premises and equipment	10,629	9,942	9,581
Foreclosed assets, net	2,009	2,358	2,919
Intangible assets	435	547	658
Bank owned life insurance	4,678	4,593	4,497
Other assets	5,697	5,211	5,507
Total assets	$315,481	$305,650	$301,374
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$30,135	$29,841	$36,203
Money market	55,981	45,638	42,935
Savings	26,003	24,367	24,611
Certificates of deposit $100,000 and over	35,152	32,629	32,545
Other time accounts	57,763	59,950	61,456
Total interest-bearing deposits	205,034	192,425	197,750
Noninterest-bearing deposits	54,226	56,486	45,268
Total deposits	259,260	248,911	243,018

Other borrowings	2,000	2,000	2,000
Long-term debt	22,000	22,000	24,000
Accounts payable and accrued liabilities	3,353	4,188	4,423
Total liabilities	286,613	277,099	273,441
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	19,805	19,133	18,638
Accumulated other comprehensive income	(818)	(463)	(586)
Total	54,982	54,665	54,047
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	28,868	28,551	27,933
Total liabilities and shareholders' equity	$315,481	$305,650	$301,374

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2012*	2011*	2012*	2011*
Interest income:
Interest and fees on loans	$2,781	$2,688	$5,482	$5,103
Interest and dividend on securities available for sale	192	427	424	894
Interest on securities held to maturity	375	300	734	566
Dividends on Federal Home Loan Bank stock	11	3	17	7
Interest on deposits in banks	12	7	30	20
Interest on certificates of deposit in other banks	3	0	7	0
Total interest income	3,374	3,425	6,694	6,590

Interest expense:
Interest on deposits	277	355	568	746
Interest on federal funds purchased	0	2	0	2
Interest on other borrowings	11	9	22	17
Interest on long-term debt	189	201	379	399
Total interest expense	477	567	969	1,164
Net interest income	2,897	2,858	5,725	5,426
Provision for loan losses	105	150	210	300
Net interest income after provision for losses on loans	2,792	2,708	5,515	5,126

Noninterest income:
Service charges on deposit accounts	300	320	599	673
Income from trust services	51	55	101	111
Income from retail brokerage services	106	105	201	175
Income from insurance services	328	310	703	662
Income from mortgage banking services	450	470	1,018	773
Provision for foreclosed property losses	(75)	(75)	(150)	(150)
Net gain (loss) on the sale or disposition of assets	(41)	(71)	(96)	(53)
Net gain on the sale of securities	338	188	338	220
Net loss on the impairment of equity securities	0	(12)	0	(12)
Other income	164	149	376	337
Total noninterest income	1,621	1,439	3,090	2,736

Noninterest expense:
Salary and employee benefits	2,680	1,911	4,701	3,817
Occupancy expense	246	226	480	455
Equipment expense	222	181	445	362
Data processing expense	285	260	563	518
Amortization of intangible assets	56	56	112	108
Other operating expense	615	725	1,274	1,344
Total noninterest expense	4,104	3,359	7,575	6,604

Income before income tax expense	309	788	1,030	1,258
Provision for income taxes	4	197	154	292
Net income	$305	$591	$876	$966

Net income per share, basic	$0.12	$0.23	$0.34	$0.38
Net income per share, diluted	$0.12	$0.23	$0.34	$0.38
Dividends paid per share	$0.04	$—	$0.08	$0.10
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,839	2,547,837	2,547,894

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At June 30	2012	2011
Assets	$315,481	$301,374
Loans, less unearned income & discount	$194,339	$176,667
Deposits	$259,260	$243,018
Shareholders' equity	$28,868	$27,933

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Performance Data & Ratios
Net income	$305	$591	$876	$966
Earnings per share, basic	$0.12	$0.23	$0.34	$0.38
Earnings per share, diluted	$0.12	$0.23	$0.34	$0.38
Dividends paid per share	$0.04	$—	$0.08	$0.10
Return on assets	0.38%	0.76%	0.55%	0.62%
Return on equity	4.16%	8.59%	6.01%	7.10%
Net interest margin (tax equivalent)	4.24%	4.21%	4.17%	4.01%
Dividend payout ratio	33.43%	0.00%	23.27%	26.38%
Efficiency ratio	87.89%	76.25%	83.11%	78.86%

Asset Quality Data & Ratios
Total nonperforming loans	$3,202	$378	$3,202	$378
Total nonperforming assets	$5,342	$3,469	$5,342	$3,469
Net loan charge offs	$439	$110	$400	$144
Reserve for loan losses to total loans	1.50%	1.65%	1.50%	1.65%
Nonperforming loans/total loans	1.65%	0.21%	1.65%	0.21%
Nonperforming assets/total assets	1.69%	1.15%	1.69%	1.15%
Net charge offs / average loans	0.93%	0.25%	0.43%	0.17%

Capital Ratios
Average common equity to average total assets	9.18%	8.79%	9.08%	8.68%
Tier 1 capital ratio	14.81%	15.41%	14.81%	15.41%
Tier 1 leverage ratio	9.16%	8.92%	9.16%	8.92%
Total risk based capital ratio	16.06%	16.66%	16.06%	16.66%
Book value per share	$11.33	$10.96	$11.33	$10.96
Tangible book value per share	$11.16	$10.70	$11.16	$10.70

Quarterly	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Averages	2012	2012	2011	2011	2011

Assets	$319,525	$322,726	$300,863	$302,256	$312,898
Loans, less unearned income & discount	$190,142	$180,796	$180,567	$179,093	$172,367
Deposits	$262,095	$265,993	$243,893	$245,051	$250,335
Equity	$29,343	$28,984	$28,458	$28,446	$27,515
Return on assets	0.38%	0.71%	0.53%	0.13%	0.76%
Return on equity	4.16%	7.88%	5.57%	1.39%	8.59%
Net income	$305	$571	$396	$99	$591
Net income per share, basic	$0.12	$0.22	$0.16	$0.04	$0.23
Net income per share, diluted	$0.12	$0.22	$0.16	$0.04	$0.23
Dividends paid per share	$0.04	$0.04	$—	$—	$—

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